Exhibit 10.28

FORM OF CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”) is effective immediately prior to the closing of the initial public offering of a newly formed Delaware corporation named “Premier, Inc.” (the “Public Company”) (the “Effective Date”), and is made by and between                              (“Stockholder”) and Premier Purchasing Partners, L.P. (“Premier LP”), with respect to the shares of common stock of Premier, Inc., an existing Delaware corporation (“Premier, Inc.”), owned by Stockholder.  Premier, Inc. and Premier LP are collectively referred to in this Agreement as “Premier.”

RECITALS

WHEREAS, Stockholder owns the number of shares of common stock of Premier, Inc. set forth opposite its name in Schedule A (the “Premier, Inc. Common Stock”);

WHEREAS, in conjunction with the proposed reorganization of Premier and its affiliates (the “Reorganization”) and the initial public offering of Class A shares of the common stock of the Public Company, Premier LP will adopt an Amended and Restated Limited Partnership Agreement, in the form approved by its general partner and a majority of its limited partners (the “LP Agreement”), pursuant to which Premier LP will (a) change its name to “Premier Healthcare Alliance, L.P.” and (b) issue Class A Common Units to its general partner and Class B Common Units to its limited partners, collectively representing a 100% interest in Premier LP; and

WHEREAS, Stockholder desires to contribute all of its Premier, Inc. Common Stock to Premier LP in exchange for Class B Common Units of Premier LP (the “Premier LP Class B Common Units”), upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE 1
CONTRIBUTION

SECTION 1.1                        Contribution: Closing.

(a)                                 Upon the terms and subject to the conditions contained herein, and in reliance on the representations, warranties, covenants, terms and conditions of this Agreement, Stockholder hereby contributes to Premier LP, and Premier LP hereby accepts, the Premier, Inc. Common Stock (the “Contribution”) and in consideration therefor Premier LP hereby issues to Stockholder, and Stockholder hereby accepts, the number of Premier LP Class B Common Units determined as set forth in Section 1.2 below.  The Contribution made and accepted hereunder shall be free from all pledges, liens, security interests, charges, claims, equities or encumbrances of any kind and from all rights exercisable by or claims by third parties and together with all rights attached or accruing to them.  The parties shall treat the Contribution as a tax-free transaction for applicable tax purposes.

(b)                                 Subject to the approval by the general partner and the majority of the limited partners of Premier LP of the Reorganization and the adoption of the LP Agreement, the Contribution shall be effective immediately prior to the closing of the initial public offering of the Public Company (the “Effective Date”) without any further action on the part of Stockholder.

SECTION 1.2                        Exchange Formula.  The number of Premier LP Class B Common Units to be issued to each Stockholder in consideration of the Contribution, when added to the Class B Common Units issued to such Stockholder based upon such Stockholder’s Premier LP capital account balance prior to giving effect to the Contribution, shall be equal to the total number of Premier LP Class B Common Units outstanding immediately following the Reorganization multiplied by Stockholder’s Percentage Interest in the Premier LP Class B Common Units as calculated by Premier LP.  For purposes of this Agreement, the term “Percentage Interest” means (a) the independently appraised fair market value of Premier, Inc. prior to giving effect to the Reorganization multiplied by Stockholder’s percentage interest in the total issued and outstanding common stock of Premier, Inc. as of the Effective Date (but prior to the Reorganization) plus (b) the independently appraised fair market value of Premier LP prior to giving effect to the Reorganization multiplied by Stockholder’s percentage interest in the aggregate capital accounts of all partners as of the Effective Date (but prior to the Reorganization), divided by (c) the sum of the independently appraised fair market value of Premier, Inc. and the independently appraised fair market value of Premier LP, in each case prior to giving effect to the Reorganization.  An illustrative calculation is set forth on Annex I attached hereto.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

SECTION 2.1                        Representations and Warranties of Stockholder.

(a)                                 Stockholder represents and warrants to Premier LP, as of the date hereof, and as of the Effective Date that (i) Stockholder is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all necessary power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement, without the consent, waiver, approval or authorization of, or filing with, any other person, entity or governmental authority or under any applicable law, and has taken all actions necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement, (ii) this Agreement has been duly executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms (subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles); (iii) neither the execution and delivery of this Agreement by Stockholder nor the consummation of the transactions contemplated herein (including the Reorganization) conflicts with or results in a breach of any of the terms, conditions or provisions of the organizational documents of Stockholder, any agreement or instrument to which Stockholder is a party or by which the material assets of Stockholder are bound, or constitutes a default under any of the foregoing; (iv) there are no actions, suits or proceedings pending, or, to the knowledge of Stockholder, threatened against or affecting Stockholder or Stockholder’s assets in any court or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which, if adversely determined, would impair the ability of Stockholder to perform Stockholder’s obligations under this Agreement; and (v) the performance of this Agreement will not violate any order, writ, injunction, decree or demand of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality to which Stockholder is subject.

(b)                                 Stockholder (i) is solvent with assets of a value that exceeds the amounts of its liabilities, (ii) is able to meet its debts as they mature, and (iii) in its reasonable opinion, has adequate capital to conduct the businesses in which it is engaged.

(c)                                  Stockholder represents and warrants to Premier LP, as of the Effective Date, that (i) Stockholder has good, valid and marketable title to the Premier, Inc. Common Stock to be contributed to Premier LP pursuant to Article 1 hereof and has the power and authority to transfer, sell, assign and convey to Premier LP such Premier, Inc. Common Stock, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement, and (ii) the number of shares of Premier, Inc. Common Stock set forth on Schedule A hereto constitutes all of the Premier, Inc. Common Stock owned by Stockholder.

(d)                                 All Premier LP Class B Common Units acquired by or for Stockholder are and will be acquired solely for Stockholder’s own account for investment purposes only and not with a present view toward the distribution thereof or with any present intention of distributing or reselling any such Premier LP Class B Common Units in violation of the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws.  Irrespective of any other provisions of this Agreement, any sale of any of the Premier LP Class B Common Units acquired by Stockholder will be made only in compliance with all applicable federal and state securities laws, including the Securities Act.

(e)                                  Stockholder is aware of the need to conduct its own investigation of the Premier LP Class B Common Units and has had the opportunity to ask questions and receive answers concerning the Premier LP Class B Common Units acquired by or for Stockholder.  Stockholder has had full access to such information and materials concerning Premier LP and its subsidiaries as Stockholder has requested. Premier LP has answered all inquiries that Stockholder has made to Premier LP relating to Premier LP and its subsidiaries or the Premier LP Class B Common Units acquired by such Stockholder.

(f)                                   Stockholder is able to fend for itself in the transactions contemplated by this Agreement and has such knowledge and experience in financial and business matters such that Stockholder is capable of evaluating the merits and risks of an investment in the Premier LP Class B Common Units and of making an informed investment decision with respect thereto, or has consulted with advisors who possess such knowledge and experience.

(g)                                  Stockholder is able to bear the economic risk of its investment in the Premier LP Class B Common Units for an indefinite period of time.  Stockholder understands that the Premier LP Class B Common Units have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or  unless an exemption from such registration is available.

(h)                                 Premier LP is relying upon the truth and accuracy of the representations, warranties and acknowledgements of Stockholder and Stockholder agrees that if any of the representations, warranties and acknowledgements deemed to have been made by Stockholder by its execution of this Agreement are no longer accurate, it shall promptly notify Premier LP. Stockholder consents to such reliance.

(i)                                     An investment in the Premier LP Class B Common Units involves risk. Stockholder acknowledges and agrees that Stockholder has reviewed and considered the risks and uncertainties described in the Private Placement Memorandum and Information Statement Regarding Reorganization of Premier, Inc. and Premier Purchasing Partners, L.P. and Request for Execution of Consent, Power of Attorney and Reorganization Documents attached hereto and incorporated herein by reference and made a part hereof before making an investment decision with respect to the Premier LP Class B Common Units. The risk factors described therein are not the only ones that Premier LP faces or that may relate to an investment in the Premier LP Class B Common Units.  Any of these risks, alone or in combination with other risks, could result in a material and adverse impact upon the business, financial condition, results of operations, plans or prospects of Premier LP.  In such case, the value of the Premier LP Class B Common Units could decline, and Stockholder could lose part or all of its investment in Premier LP.

SECTION 2.2                        Representations and Warranties of Premier LP.

(a)                                 Premier LP represents that it is a limited partnership duly organized, validly existing and in good standing under the laws of California and has all necessary power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement, without the consent, waiver, approval or authorization of, or filing with, any other person, entity or governmental authority or under any applicable law, and has taken all actions necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement.

(b)                                 Premier LP represents that this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Premier LP enforceable in accordance with the terms hereof (subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles).

(c)                                  Premier LP represents, as of the Effective Date, that (i) the Premier LP Class B Common Units have been duly authorized and validly issued by Premier LP, (ii) no limited partner of Premier LP has any preemptive or other subscription right to acquire any limited partnership interests of Premier LP and (iii) Premier LP shall convey to Stockholder good and valid title to the Premier LP Class B Common Units, in the amount determined in accordance with Section 1.2 above, free and clear of any liens, claims, security interests and encumbrances.

(d)                                 Premier LP represents that neither the execution and delivery of this Agreement by Premier LP nor the consummation of the transactions contemplated herein,

including the Reorganization, (i) conflicts with or results in a breach of any of the terms, conditions or provisions of the organizational documents of Premier LP or any agreement or instrument to which Premier LP is a party or by which the material assets of Premier LP are bound or (ii) constitutes a default under any of the foregoing, except to the extent that any conflict, breach or default under this subsection (d) would not prevent or materially hinder the performance of the actions contemplated by this Agreement.

(e)                                  Premier LP represents that there are no actions, suits or proceedings pending or, to the knowledge of Premier LP, threatened against or affecting Premier LP or assets of Premier LP in any court or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which, if adversely determined, would impair the ability of Premier LP to perform Premier LP’s obligations under this Agreement.

(f)                                   Premier LP represents that its performance of this Agreement will not violate any order, writ, injunction, decree or demand of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality to which Premier LP is subject.

ARTICLE 3
MISCELLANEOUS

SECTION 3.1                        Entire Agreement.  This Agreement shall constitute the entire agreement among the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

SECTION 3.2                        Amendment, Modification or Waiver.  This Agreement may be amended, modified, waived or supplemented, in whole or in part, as to any party hereto by a written agreement signed by each party hereto.  No failure or delay on the part of any party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.  The waiver by such parties of any breach of this Agreement shall not be construed as a waiver of any subsequent breach.

SECTION 3.3                        Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns, but neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned or otherwise transferred, in whole or in part, by any party without the prior written consent of each of the parties.

SECTION 3.4                        Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 3.5                        Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California (other than the laws regarding choice of laws and conflicts of laws that would apply the substantive laws of any other jurisdiction) as to all matters, including matters of validity, construction, effect, performance and remedies.

SECTION 3.6                        Interpretation.  The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

SECTION 3.7                        Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

SECTION 3.8                        Void Date.  If the Effective Date does not occur prior to March 31, 2014, this Agreement shall be null and void and of no further force or effect.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Contribution Agreement as of the dates set forth below.

STOCKHOLDER

Date: , 2013	By:
Name:
Title:

PREMIER PURCHASING PARTNERS, L.P.

Date: , 2013	By:	Premier Plans, LLC, its general partner

By:
		Name:	Craig McKasson
		Title:	Chief Financial Officer

Schedule A

Holder	Number of Shares

Annex I

Examples of Calculation of Premier LP Class B Common Units

to be Issued to Stockholder After Giving Effect to the Contribution

Owner Percentage Interest Formula		Example Owner #1	Example Owner #2	Example Owner #3
Example: Fair Market Value of Premier LP	a	$3,240M
Example: Fair Market Value of Premier, Inc.	b	$360M
Example: Combined Fair Market Value	c	$3,600M
Owner Interest in Premier LP	d	1.00%	1.00%	1.00%
Owner Interest in Premier, Inc.	e	0.50%	1.00%	1.50%
Owner Combined Interest in Premier LP	(a*d + b*e)/c	0.95%	1.00%	1.05%